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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                          ------------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



              Date of Report (Date of earliest event reported)
                               August 17, 2000
                               ---------------




                CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                ---------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)

                                  New York
                                  --------
               (State or Other Jurisdiction of Incorporation)


                0-21168                            13-3253392
                ---------------------------------------------
        (Commission File Number) (IRS Employer Identification Number)


                5 East 80th Street, New York, New York 10021
                --------------------------------------------
             (Address of Principal Executive Offices) (Zip Code)



      Registrant's telephone number, including area code (212) 717-6544
                                                         --------------






                                Page 1 of 5 pages

                         Exhibit Index located on page 5
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ITEM 5.  OTHER EVENTS.

         On August 17, 2000, the Company closed the first installment of a $4,000,000 private placement transaction with an accredited investor. On that date, the Company issued 641,026 shares of common stock and warrants to purchase additional shares to the investors for $3,000,000. The Company has agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission to register the resale of the shares of common stock issued or issuable as a result of the transaction (the "Registration Statement"). Upon effectiveness of the Registration Statement within ninety days after the first closing, a second closing will occur, and the investor will pay an additional $1,000,000 and receive 213,675 additional shares of common stock. An additional warrant which will entitle the investor to acquire 50,000 additional shares of common stock will be issued to the investor at the second closing. The second closing will occur within five trading days following the date that the Registration Statement is declared effective unless the closing sales price of the common stock for any of the three trading days following the effective date is less than $4.01 per share.

At the first closing, the Company issued to the investor warrants to purchase an aggregate of 150,000 shares of the Company's common stock at an exercise price of $5.26 per share (subject to certain adjustments) for a five year period (the "Closing Warrant") and warrants to purchase a currently indeterminate number of shares as described below (the "Adjustable Warrant"). As compensation for services rendered in connection with this private placement, an additional warrant to purchase 30,000 shares of common stock was issued to the Company's financial advisor on the same terms and conditions as the Closing Warrant.

The purpose of the Adjustable Warrant is to provide a mechanism for resetting the price of the shares of common stock purchased by the investor in the transaction if the market price of the Company's common stock does not achieve and maintain a specific level. The Adjustable Warrant is exercisable after each of three vesting dates. The first vesting date will occur on the 40th trading day after the date that the Registration Statement becomes effective, but in no event earlier than December 11, 2000, subject to the purchaser's option to extend the date until the 40th trading day after January 2, 2001. The second vesting date will occur on the 40th trading day after the first vesting date, and the third vesting date will occur on the 40th trading day after the second vesting date. The Adjustable Warrant expires on the second anniversary of the third vesting date.

On each vesting date, the Company and the investor will determine, based on a formula contained in the Adjustable Warrant, whether the warrant has become exercisable for any warrant shares. Under the formula, the number of shares issuable would depend on the average of the lowest ten closing bid prices of the Company's common stock during the forty consecutive trading days preceding each vesting date. If the average closing bid price of the Company's common stock exceeds $5.85 per share for twenty consecutive trading days after the Registration Statement is effective, then no further vesting will occur and no more shares will become issuable.



                                Page 2 of 5 pages





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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibits

 4.1 Securities Purchase Agreement, dated as of August 16, 2000, between Chromatics Color Sciences International, Inc. (the "Company") and Millennium Partners, L.P. (the "Purchaser")

 4.2 Warrant, dated as of August 16, 2000, made by the Company in favor of the Purchaser

 4.3 Warrant No. C W 1, dated as of August 16, 2000, made by the Company in favor of the Purchaser

 4.4 Registration Rights Agreement, dated as of August 16, 2000, between the Company and the Purchaser

99.1 Chromatics Color Sciences International, Inc. press release, dated August 18, 2000




                               Page 3 of 5 pages
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                                   SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CHROMATICS COLOR SCIENCES
                                          INTERNATIONAL, INC.



                                          By: /s/ Darby S. Macfarlane
                                             -----------------------------------
                                             Name: Darby S. Macfarlane
                                             Title: Chairperson



Date: September 1, 2000




                               Page 4 of 5 pages

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                                  EXHIBIT INDEX


 4.1 Securities Purchase Agreement, dated as of August 16, 2000, between Chromatics Color Sciences International, Inc. (the "Company") and Millennium Partners, L.P. (the "Purchaser")

 4.2 Warrant, dated as of August 16, 2000, made by the Company in favor of the Purchaser

 4.3 Warrant No. C W 1, dated as of August 16, 2000, made by the Company in favor of the Purchaser

 4.4 Registration Rights Agreement, dated as of August 16, 2000, between the Company and the Purchaser

99.1 Chromatics Color Sciences International, Inc. press release, dated August 18, 2000.




                               Page 5 of 5 pages